UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PIMCO Equity Series

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

650 Newport Center Drive

Newport Beach, California 92660

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
PIMCO RAFI Dynamic Multi-Factor Emerging Markets Equity ETF, $0.001 par value per share	NYSE Arca, Inc.	82-0637129
PIMCO RAFI Dynamic Multi-Factor International Equity ETF, $0.001 par value per share	NYSE Arca, Inc.	82-0637307
PIMCO RAFI Dynamic Multi-Factor U.S. Equity ETF, $0.001 par value per share	NYSE Arca, Inc.	82-0652625

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-164077

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.001 par value, of each of the PIMCO RAFI Dynamic Multi-Factor Emerging Markets Equity ETF, PIMCO RAFI Dynamic Multi-Factor International Equity ETF and the PIMCO RAFI Dynamic Multi-Factor U.S. Equity ETF, each a series of PIMCO Equity Series (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 54 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-164077; 811-22375) filed on June 21, 2017, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(1) to the Trust’s amended Registration Statement on Form N-1A (File Nos. 333-164077; 811-22375), as filed with the Securities and Exchange Commission on June 21, 2017.

2. The Trust’s Certificate of Trust is included as Exhibit (a)(2) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-164077; 811-22375), as filed with the Securities and Exchange Commission on December 30, 2009.

3. The Trust’s Certificate of Amendment to Certificate of Trust is included as Exhibit (a)(3) to the Trust’s amended Registration Statement on Form N-1A (File Nos. 333-164077; 811-22375), as filed with the Securities and Exchange Commission on February 19, 2010.

4. The Trust’s Amended and Restated By-Laws are included as Exhibit (b) to the Trust’s amended Registration Statement on Form N-1A (File Nos. 333-164077; 811-22375), as filed with the Securities and Exchange Commission on June 4, 2015.

5. Power of Attorney for the Treasurer is included as Exhibit * to the Trust’s amended Registration Statement on Form N-1A (File Nos. 333-164077; 811-22375), as filed with the Securities and Exchange Commission on August 25, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 5th day of September, 2017.

PIMCO EQUITY SERIES

By:
Name:	Trent W. Walker*
Title:	Treasurer

*By:	/s/ Adam T. Teufel
Adam T. Teufel
as attorney-in-fact

* Pursuant to power of attorney filed with Post-Effective Amendment No. 42 to Registration Statement No. 333-164077 on August 25, 2016.